Exhibit 10.1

CONTRIBUTION

AGREEMENT

by and among

DOMINION MIDSTREAM PARTNERS, LP

COVE POINT GP HOLDING COMPANY, LLC

DOMINION MLP HOLDING COMPANY, LLC

DOMINION COVE POINT LNG, LP

DOMINION COVE POINT, INC.

DOMINION GAS PROJECTS COMPANY, LLC

and

DOMINION MIDSTREAM GP, LLC

Dated as of [                    ], 2014

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of [                    ], 2014 (this “Agreement”), is by and among Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), Dominion Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Cove Point GP Holding Company, LLC, a Delaware limited liability company (“CP Holdings”), Dominion MLP Holding Company, LLC, a Delaware limited liability company (“MLP HoldCo”), Dominion Cove Point LNG, LP, a Delaware limited partnership (“Cove Point”), Dominion Cove Point, Inc., a Virginia corporation (“DCPI”) and Dominion Gas Projects Company, LLC, a Delaware limited liability company (“DGPC”). The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, DCPI has formed MLP HoldCo pursuant to the Delaware Limited Liability Company Act (the “Delaware LLC Act”), for the purpose of holding certain limited partner interests in the Partnership, as well as engaging in any other business activity that lawfully may be conducted by a limited liability company organized under the Delaware LLC Act.

WHEREAS, the General Partner and MLP HoldCo have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Act”), for the purpose of holding certain limited liability company interests in CP Holdings, as well as engaging in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act.

WHEREAS, the Partnership has formed CP Holdings pursuant to the Delaware LLC Act for the purpose of holding certain partnership interests in Cove Point, as well as engaging in any other business activity that lawfully may be conducted by a limited liability company organized under the Delaware LLC Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recitals, the following actions have been taken in the following order prior to the date hereof:

1. DCPI formed MLP HoldCo under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the limited liability company interests in MLP HoldCo;

2. MLP HoldCo and the General Partner formed the Partnership under the terms of the Delaware Partnership Act and MLP HoldCo contributed $1,000 in exchange for a 100% limited partner interest in the Partnership (the “Initial LP Interest”) and the General Partner was issued a non-economic general partner interest in the Partnership;

3. The Partnership formed CP Holdings under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the limited liability company interests in CP Holdings.

WHEREAS, concurrently with the Closing, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, if the Over-Allotment Option is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms; and

WHEREAS, the stockholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Additional Preferred Interest” has the meaning given such term in Section 2.1.

“Closing” means the closing of the Offering.

“Closing Date” means the date of closing of the Offering.

“Common LP Interest” has the meaning set forth in the Second A&R Cove Point LP Agreement.

“Contributed Interests” has the meaning given such term in Section 2.2.

“Second A&R Cove Point LP Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Dominion Cove Point LNG, LP, substantially in the form attached hereto as Exhibit A.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Deferred Issuance and Distribution” has the meaning assigned to it in the Partnership Agreement.

“Effective Time” means 8:00 a.m. Eastern Time on the Closing Date.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, other than Option Units.

“GP Interest” has the meaning set forth in the Second A&R Cove Point LP Agreement.

“Initial Preferred Interest” has the meaning given such term in Section 2.1.

“Offering” means the initial public offering of the Partnership’s Common Units.

“Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Over-Allotment Option.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of March 11, 2014.

“Over-Allotment Option” has the meaning assigned to it in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Registration Statement.

“Preferred LP Interests” has the meaning set forth in the Second A&R Cove Point LP Agreement.

“Registration Statement” means the Registration Statement on Form S-1 filed by the Partnership with the United States Securities and Exchange Commission (Registration No. 333-194864), as amended.

“Subordinated Units” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Underwriters” means the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Partnership, the underwriters named in the Registration Statement, and certain other parties named therein.

ARTICLE II

TRANSFERS, CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time:

Section 2.1 Recapitalization of Interests in Cove Point. The General Partner and DGPC shall enter into the Second A&R Cove Point LP Agreement to provide for, inter alia, (a) the creation of the Preferred LP Interests and the Common LP Interests and (b) the conversion of (i) the general partner interest in Cove Point held by the General Partner into (1) the GP Interest and (2) [     ] Preferred LP Interests (the “Initial Preferred Interest”) and (ii) the limited partner interest in Cove Point held by DGPC into (1) [     ] Preferred LP Interests (the “Additional Preferred Interest”) and (2) the Common LP Interest.

Section 2.2 Distribution of Interests in Cove Point. The General Partner shall distribute the GP Interest and the Initial Preferred Interest, and DGPC shall distribute the Additional Preferred Interest, to DCPI, for its own use, forever (collectively with the GP Interest and the Initial Preferred Interest, the “Contributed Interests”), and DCPI shall accept such distribution.

Section 2.3 First Contribution of Interests in Cove Point. DCPI shall contribute the Contributed Interests to MLP Holdco for its own use, forever, and MLP HoldCo shall accept such contribution.

Section 2.4 Execution of the Partnership Agreement. The General Partner and MLP HoldCo shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the General Partner and MLP HoldCo may agree.

Section 2.5 Execution of Registration Rights Agreement. The Partnership and MLP HoldCo shall execute a registration rights agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Partnership shall agree to register with the Securities & Exchange Commission certain equity interests in the Partnership in accordance with the terms provided therein.

Section 2.6 Underwriter Cash Contribution. The Parties acknowledge that, in connection with the Offering, the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution to the Partnership of an amount determined pursuant to the terms of the Underwriting Agreement in exchange for the issuance by the Partnership to the Underwriters of the Firm Units.

Section 2.7 Second Contribution of Cove Point Interests. MLP Holdco shall grant, contribute, bargain, convey, assign, transfer, set over and deliver to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Contributed Interests in exchange for (a) [     ] million Common Units and [     ] million Subordinated Units (collectively, the “Sponsor Units”), provided, that, any decrease in the number of Firm Units issued by the Partnership in the Offering shall result in an increase to the number of Sponsor Units issued to MLP HoldCo pursuant to this Section 2.7 by a number of Common Units equal to 115% of such decrease and any increase in the number of Firm Units issued by the Partnership in the Offering shall result in a decrease to the number of Sponsor Units issued to MLP HoldCo pursuant to this Section 2.7 by a number of Common Units equal to 115% of such increase, (b) the issuance to the General Partner of all of the equity interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement, and (c) the right to receive the Deferred Issuance and Distribution, and the Partnership shall accept such grant, contribution, bargain, conveyance, assignment, transfer, set over and delivery.

Section 2.8 Third Contribution of Cove Point Interests. The Partnership shall grant, contribute, bargain, convey, assign, transfer, set over and deliver to CP Holdings, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Contributed Interests contributed to the Partnership pursuant to Section 2.7 and CP Holdings shall accept such grant, contribution, bargain, conveyance, assignment, transfer, set over and delivery.

Section 2.9 Payment of Transaction Expenses and Contribution of Proceeds by the Partnership. The Parties acknowledge the Partnership will retain a portion of the net proceeds of the offering in connection with the Closing, in order to pay transaction expenses in the amount of approximately $[            ] million, excluding underwriting discounts of [    ]% of the gross proceeds of the Offering but including a structuring fee of [    ]% of the gross proceeds of the Offering payable to two of the Underwriters (the “Structuring Fee”).

Section 2.10 Contribution of Offering Proceeds and Issuance of Preferred LP Interests.

(a) The Partnership shall contribute to CP Holdings the net proceeds from the Offering remaining after the application of Section 2.9.

(b) CP Holdings shall contribute the net proceeds received pursuant to Section 2.10(a) to Cove Point in exchange for the issuance by Cove Point to CP Holdings of [     ] Preferred LP Interests.

Section 2.11 Redemption of the Initial LP Interest from MLP HoldCo and Return of Initial Capital Contribution. The Partnership shall redeem the Initial LP Interest held by MLP HoldCo and refund and distribute to MLP HoldCo the initial contribution, in the amount of $1,000 made by MLP HoldCo in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership shall issue to MLP HoldCo a number of additional Common Units that is equal to the excess, if any, of (x) the total number of Option Units over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option. Upon each exercise of the Over-Allotment Option, the Partnership shall distribute to MLP Holdco an amount of cash equal to the net proceeds (after underwriting discounts) of each such exercise.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Section 5.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth therein; and, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 5.2 Effective Time. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, Article III or Article IV shall be operative or have any effect until the Effective Time, at which time all such provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.5 Applicable Law; Forum, Venue and Jurisdiction.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b) Each of the Parties:

(i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware;

(ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;

(iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv) expressly waives any requirement for the posting of a bond by a Party bringing such claim, suit, action or proceeding; and

(v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such Party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the conflicts committee of the General Partner’s board of directors.

Section 6.8 Integration. THIS AGREEMENT AND THE INSTRUMENTS REFERENCED HEREIN SUPERSEDE ALL PREVIOUS UNDERSTANDINGS OR AGREEMENTS AMONG THE PARTIES, WHETHER ORAL OR WRITTEN, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND SUCH

INSTRUMENTS. THIS AGREEMENT AND SUCH INSTRUMENTS CONTAIN THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO UNDERSTANDING, REPRESENTATION, PROMISE OR AGREEMENT, WHETHER ORAL OR WRITTEN, IS INTENDED TO BE OR SHALL BE INCLUDED IN OR FORM PART OF THIS AGREEMENT UNLESS IT IS CONTAINED IN A WRITTEN AMENDMENT HERETO EXECUTED BY THE PARTIES HERETO AFTER THE DATE OF THIS AGREEMENT.

Section 6.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

DOMINION MIDSTREAM PARTNERS, LP

By: Dominion Midstream GP, LLC, its general partner

By:
Name:
Title:

COVE POINT GP HOLDING COMPANY, LLC

By:
Name:
Title:

DOMINION MLP HOLDING COMPANY, LLC

By:
Name:
Title:

DOMINION COVE POINT LNG, LP

By:
Name:
Title:

DOMINION COVE POINT, INC.

By:
Name:
Title:

Signature Page to Contribution Agreement

DOMINION GAS PROJECTS COMPANY, LLC

By:
Name:
Title:

DOMINION MIDSTREAM GP, LLC

By:
Name:
Title:

Signature Page to Contribution Agreement

EXHIBIT A

EXHIBIT B